QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

        SUPERVALU INC.

Letter to Clients
for Tender of All Unregistered Outstanding
6.750% Senior Notes due 2021
in Exchange for Registered
6.750% Senior Notes due 2021

The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2013, unless extended (the "Expiration Date"). Old Notes tendered in the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter.

To Our Clients:

        We are enclosing with this letter a prospectus, dated as of                        , 2013 (the "Prospectus"), of SUPERVALU INC. ("SUPERVALU") and the related letter of transmittal. These two documents together constitute SUPERVALU's offer to exchange its 6.750% Senior Notes due 2021 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of SUPERVALU's issued and outstanding unregistered 6.750% Senior Notes due 2021 (the "Old Notes"). The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the letter of transmittal.

        We are the holder of record of Old Notes held by us for your own account. A tender of your Old Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

        We request that you provide written instructions to us, in the form attached hereto, as to whether you wish to tender any or all of the Old Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

        Pursuant to the letter of transmittal, each holder of Old Notes will represent to SUPERVALU that:

  •
  Any New Notes received in exchange for Old Notes are being acquired in the ordinary course of business of the person receiving such New Notes;

  •
  Neither such person nor any other person receiving such person's New Notes has any arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;

  •
  Neither such person nor any other person receiving such person's New Notes in the exchange offer is an "affiliate" of SUPERVALU within the meaning of Rule 405 under the Securities Act of SUPERVALU, or if any such person is an "affiliate," such person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  If such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes;

  •
  If such person is a broker-dealer, it will receive New Notes in exchange for Old Notes that were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;

  •
  If such person is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from SUPERVALU; and

  •
  Such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

        The Exchange Offer is not being made to (nor will the surrender of Old Notes be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

        No person has been authorized to give any information with respect to the Exchange Offer, or to make any representation in connection therewith, other than those contained in the Prospectus and the related letter of transmittal. If made or given, such recommendation or any such information or representation must not be relied on as having been authorized by SUPERVALU.

Very truly yours,

        Please return your instructions to us in the enclosed envelope with ample time to permit us to submit a tender on your behalf prior to the Expiration Date of the Exchange Offer.

 INSTRUCTIONS TO DTC PARTICIPANT

To Participant of The Depository Trust Company:

        The undersigned hereby acknowledges receipt and review of the prospectus, dated as of                        , 2013, of SUPERVALU INC. ("SUPERVALU") and the related letter of transmittal. These two documents together constitute SUPERVALU's offer (the "Exchange Offer") to exchange its 6.750% Senior Notes due 2021 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of SUPERVALU's issued and outstanding unregistered 6.750% Senior Notes due 2021 (the "Old Notes").

        This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Old Notes held by you for the account of the undersigned.

        The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount): $                .

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER all Old Notes held by you for the account of the undersigned.

  ☐
  To TENDER the following amount of Old Notes held by you for the account of the undersigned (fill in amount): $                    .

  ☐
  NOT to TENDER any Old Notes held by you for the account of the undersigned.

        If no box is checked, a signed and returned Instruction to DTC Participant will be deemed to instruct you to tender all Old Notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

  •
  Any New Notes received in exchange for Old Notes are being acquired in the ordinary course of business of the undersigned;

  •
  The undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;

  •
  The undersigned is not an "affiliate" within the meaning of Rule 405 under the Securities Act of SUPERVALU or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  If the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes; and

  •
  If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, the Old Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

QuickLinks

  Exhibit 99.3
INSTRUCTIONS TO DTC PARTICIPANT